Exhibit 10.23

CONTRIBUTION AGREEMENT

This Contribution Agreement, dated as of March 13, 2014 (this “Agreement”) is entered into by and among Nautilus Parent, Inc., a Delaware corporation (the “Company”) and the individual named in the signature page hereto (the “Management Stockholder”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of February 6, 2014 (the “Merger Agreement”), among Vision Holding Corp., a Delaware corporation (“VHC”), Nautilus Acquisition Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Buyer”), and Nautilus Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Buyer (“Merger Sub”), on the Closing Date, Merger Sub will be merged with and into VHC with VHC as the surviving corporation and a wholly-owned indirect subsidiary of the Company (the “Merger”);

WHEREAS, the Company will, at the consummation of the Merger, own, through a wholly-owned subsidiary, 100% of the equity interest of VHC, and immediately following the Merger, VHC will merge with and into National Vision, Inc., with National Vision, Inc. as the surviving corporation after such merger;

WHEREAS, in connection with the Merger, the Management Stockholder desires to contribute a number of shares of common stock of VHC, par value $0.01 per share (“VHC Stock”), with an Aggregate Closing Share Value (as defined below) equal to $1,000,000 (the “Contributed Shares”) to the Company in exchange for shares of common stock, par value $.01 per share, of the Company ( “Common Stock”) and the Company has agreed thereto;

WHEREAS, immediately following the Contribution, the Company shall contribute the Contributed Shares to Buyer; and

WHEREAS, the Contributed Shares shall be automatically cancelled and extinguished without payment of any consideration therefor in connection with the consummation of the Merger;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

THE CONTRIBUTION

1.1          The Contribution. Upon the terms and subject to the conditions set forth in this Agreement, at the Contribution Closing (as defined below), the Management Stockholder holding Contributed Shares shall transfer (the “Contribution”) all right, title and interest in and to such Contributed Shares, free and clear of any Liens (as defined below), to the Company in exchange for a number of shares of Common Stock having a value equal to the Aggregate Closing Share Value. For purposes of this agreement, “Aggregate Closing Share Value’’ means the aggregate pre-tax dollar amount of the cash Closing Per Share Price for all of such Management Stockholder’s Contributed Shares less such Management Stockholder’s Pro Rata Share of the Holdback Amount (as defined in the Letter of Transmittal) with respect to the Contributed Shares, determined as of the date of the closing of the Merger, that would be expected to be paid to the Management Stockholder in respect of the Management Stockholder’s shares of VHC Stock in connection with the Merger if the Contribution were not to occur. Each of the parties hereto agrees that  the contribution by the Management Stockholder of Contributed Shares to the Company in exchange for shares of Common Stock is intended to qualify as an exchange described in Section 351 of the Internal Revenue Code of 1986, as amended.

1.2          Contribution Closing. The closing (the “Contribution Closing”) of the Contribution shall take place at the offices of Weil, Gotshal & Manages LLP, 100 Federal Street, 34th Floor, Boston Massachusetts, 02110, on the Closing Date but immediately prior to the consummation of the Merger, provided that the conditions set forth in Section 5.1 hereof shall have been satisfied or waived on or prior thereto. At the Contribution Closing, the Management Stockholder will deliver and surrender or will cause to be delivered and surrendered to the Company the certificate or certificates representing the Contributed Shares, in each case duly endorsed for transfer to the Company and/or accompanied by stock or other appropriate powers duly endorsed in blank or such other instruments of transfer as the Company may reasonably request, including if applicable a Spousal Consent in the form attached as Exhibit A hereto, and a properly completed Internal Revenue Service Form W-9 or an applicable Internal Revenue Service Form W-8. Immediately after the Closing, the Company will deliver or cause to be delivered to the Management Stockholder that number of shares of Common Stock to be received by such Management Stockholder pursuant to this Agreement.

1.3          Closing under the Merger Agreement. In the event that the Contribution Closing has occurred but the Closing does not occur for any reason whatsoever, the Company shall return, as promptly as practicable, to the Management Stockholder such Management Stockholder’s Contributed Shares transferred to the Company at the Contribution Closing. Upon compliance with the foregoing, no party shall have any further rights or obligations under this Agreement.

1.4          Transfer. Except as otherwise permitted by that certain Management Stockholders Agreement (the “Management Stockholders Agreement’’) and by that certain Sale Participation Agreement (the “Sale Participation Agreement”), each to be entered into at the Contribution Closing, the shares of Common Stock issued to the Management Stockholder pursuant to this Agreement may not be directly or indirectly offered, transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by the Management Stockholder.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Management Stockholder as of the date hereof and the date of the Contribution Closing that:

2.1          Corporate Existence and Power; Authorization. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby are within the Company’s corporate powers and have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company. Assuming this Agreement is the valid and binding agreement of the Management Stockholder, this Agreement constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and general equitable principles.

2.2          Noncontravention. The execution, delivery and performance by the Company of this Agreement does not and will not (a) violate the organizational documents of the Company, (b) violate any law, rule, regulation, judgment, injunction, order or decree applicable to or binding upon the Company, (c) require any consent or other action by any person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provisions of any material agreement or other instrument binding upon the Company or any of its assets or properties or (d) result in the creation or imposition of any material mortgage, lien, pledge, charge, security interest or encumbrance (each, a “Lien”) on any property or asset of the Company.

2.3          Valid Issuance of Securities. The Common Stock which is being issued to the Management Stockholder hereunder will, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, have been duly and validly authorized and issued.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE MANAGEMENT STOCKHOLDER

The Management Stockholder hereby represents and warrants to the Company as of the date hereof and the date of the Contribution Closing that:

3.1          Authorization. This Agreement has been duly and validly executed and delivered by the Management Stockholder. Assuming this Agreement is the valid and binding agreement of the Company, this Agreement constitutes the legal, valid and binding agreement of the Management Stockholder, enforceable against the Management Stockholder in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and general equitable principles. The Management Stockholder has due power to execute and perform his or her obligations under this Agreement.

3.2          Noncontravention. The execution, delivery and performance by the Management Stockholder of this Agreement does not and will not (a) violate any law, rule, regulation, judgment, injunction, order or decree applicable to or binding upon the Management Stockholder, (b) require any consent or other action by any person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Management Stockholder or to a loss of any benefit to which the Management Stockholder is entitled under any provisions of any material agreement or other instrument binding upon the Management Stockholder or any of his or her assets or properties or (c) result in the creation or imposition of any material Lien on any property or asset of the Management Stockholder.

3.3          Valid Title. The Management Stockholder is the sole (or joint with his or her spouse) record and beneficial owner of the Contributed Shares which are to be transferred by the Management Stockholder to the Company hereunder and the Management Stockholder has good and valid title to those securities, free and clear of any preemptive rights, Liens, transfer taxes, claims, charges, assessments or encumbrances of any kind or other restrictions on transfer. Upon delivery of the Contributed Shares at the Contribution Closing as contemplated by this Agreement, the Management Stockholder will convey good and valid title to those securities, free and clear of any preemptive rights, Liens, transfer taxes, claims, charges, assessments or encumbrances of any kind or other restrictions on transfer

3.4          Held For Own Account; Investment Experience. The shares of Common Stock being acquired by the Management Stockholder hereunder are being acquired by the Management Stockholder for his or her own account for investment purposes only and not with a view to resale or distribution. The Management Stockholder has such knowledge and experience in financial and business matters that the Management Stockholder is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. The Management Stockholder is an “accredited investor” as that term is defined in Regulation D under the Securities Act.

3.5          Restricted Securities. The Management Stockholder has been advised that the shares of Common Stock being acquired by the Management Stockholder hereunder have not been registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Management Stockholder is aware that, except as may be provided in the Management Stockholders Agreement, the Company is under no obligation to effect any such registration with respect to the shares of Common Stock being acquired by the Management Stockholder hereunder or to file for or comply with any exemption from registration.

ARTICLE IV

COVENANTS OF THE COMPANY AND THE MANAGEMENT STOCKHOLDER

4.1          Other Agreements. Concurrently with the Contribution Closing, the Management Stockholder shall enter into the Management Stockholders Agreement and the Sale Participation Agreement. Each Management Stockholder acknowledges and agrees that any shares of Common Stock received at the Contribution Closing or thereafter and such Management Stockholder’s rights in respect thereof shall be subject to the terms and conditions set forth in the Management Stockholders Agreement and the Sale Participation Agreement, including without limitation the restrictions on transfer set forth therein.

4.2          Further Assurances. The Company and each Management Stockholder agree that, from time to time, whether on or after the date of the Contribution Closing, each of them will execute and deliver such further instruments of conveyance and transfer and take such other actions as may be necessary to carry out the purposes and intents of this Agreement.

ARTICLE V

CONDITIONS TO CONTRIBUTION CLOSING; TERMINATION

5.1          Conditions to the Contribution Closing.

(a)          Each party’s respective obligation to consummate the transactions contemplated by Article I is subject to each party to the Merger Agreement being ready, willing and able to consummate the Merger following completion of the transactions contemplated by this Agreement.

(b)          The Company’s obligation to consummate the transactions contemplated by Article I with respect to the Management Stockholder is further subject to (i) the representations and warranties of the Management Stockholder contained in this Agreement being true in all material respects when made and at and as of the Closing Date, as if made at and as of such date, (ii) the Management Stockholder having performed in all material respects all of its respective obligations hereunder required to be performed by it on or prior to the Closing Date, (iii) the Management Stockholder having executed and delivered the Management Stockholder’s Agreement and the Sale Participation Agreement, (iv) the Management Stockholder having delivered to the Company a properly completed Internal Revenue Service Form W-9 or an applicable Internal Revenue Service Form W-8,(v) if applicable, the Management Stockholder having delivered to the Company an executed Spousal Consent in the form attached hereto as Exhibit A and (vi) the Management Stockholder having delivered the stock certificate representing the Contributed Shares and an executed blank stock power with respect to such Contributed Shares.

(c)          The Management Stockholder’s obligation to consummate the transactions contemplated by Article I is further subject to (i) the representations and warranties of the Company contained in this Agreement being true in all material respects when made and at and as of the Closing Date, as if made at and as of such date, (ii) the Company having performed in all material respects all of its respective obligations hereunder required to be performed by it on or prior to the Closing Date, and (iii) the Company and the Management Stockholder having duly executed and delivered the Management Stockholders Agreement.

5.2          Termination. This Agreement shall terminate automatically without any action on the part of the parties hereto on the termination of the Merger Agreement in accordance with the terms thereof.

5.3          Effect of Termination. If this Agreement is terminated pursuant to Section 5.2, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of the Company or the Management Stockholder or their respective Affiliates. Notwithstanding the foregoing, (i) nothing in this Section 5.3 shall relieve any party to this Agreement of liability for its willful and material breach of this Agreement and (ii) the provisions in Sections 1.3, 6.4, 6.5 and 6.6 will survive the termination hereof. For purposes of this Agreement, “willful and material breach” means a breach that is a consequence of an act undertaken by the breaching party with knowledge (actual or constructive) that the taking of such act would, or would reasonably be expected to, cause a breach of this Agreement.

ARTICLE VI

MISCELLANEOUS

6.1          Notices. Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed given and received (a) if delivered in person, on the date delivered, (b) if transmitted by facsimile (provided receipt is confirmed by telephone), on the date sent or (c) if delivered by an express courier, on the second Business Day after mailing, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to the Company, to:

c/o Kohlberg Kravis Roberts & Co. L.P.
2800 Sand Hill Road, Suite 200
Menlo Park, California 94025
Attention: Nate Taylor
Facsimile: (650) 233-6553

with copies to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Marni J. Lerner
Facsimile: (212) 455-2502

if to the Management Stockholder, at the Management Stockholder’s address as set forth on his signature page hereto,

6.2          Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)          No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

6.3          Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party.

6.4          Governing Law. This Agreement, the legal relations between the parties and the adjudication and the enforcement thereof, shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York, without regard to the conflict of law provisions thereof that could result in the application of the laws of any other jurisdiction.

6.5          Jurisdiction. Each party irrevocably submits to the jurisdiction of the Supreme Court of the State of New York, County of New York, and the United States District Court for the Southern District of New York (and appellate courts thereof), for the purposes of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated hereby. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 6.5. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Supreme Court of the State of New York, County of New York, or the United States District Court for the Southern District of New York (and appellate courts thereof), and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

6.6          Waiver Of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.6.

6.7          Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

6.8          Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

6.9          Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

6.10          Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

6.11          Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.